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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 2-68918 and 811-3090) (the "Registration Statement") of MFS(R) Series Trust VII (the "Trust"), of my opinion dated March 27, 2006, appearing in Post-Effective Amendment No. 37 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 30, 2006


                                        CHRISTOPHER R. BOHAN E
                                        ---------------------------------------
                                        Christopher R. Bohane
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
January 24, 2007